                                   EXHIBIT 21

                              OWENS-ILLINOIS, INC.

                         SUBSIDIARIES OF THE REGISTRANT

The Registrant had the following subsidiaries at December 31, 2000 (subsidiaries are indented following their respective parent companies):


                                                  State/Country of Incorporation
Name                                                     or Organization
----                                              ------------------------------
Owens-Illinois Group, Inc.                                  Delaware
   OI Health Care Holding Corp                              Delaware
   OI General Finance Inc.                                  Delaware
   OI Closure FTS Inc.                                      Delaware
     Specialty Packaging Licensing Company Limited          Delaware
     Owens-Illinois Closure Inc.                            Delaware
        Product Design & Engineering, Inc.                  Minnesota
        O-I Brazil Closure Inc.                             Delaware
          OI Tampas do Brasil Ltda.                         Brazil
   OI Plastic Products FTS Inc.                             Delaware
     Owens-Illinois Prescription Products Inc.              Delaware
        OI Medical Inc.                                     Delaware
          MARC Industries, Inc.                             Delaware
            EntraCare Corporation                           Kansas
            MARC Medical Inc.                               Kansas
            Precision Medical Molding, Inc.                 Missouri
            K&M Plastics, Inc.                              Kansas
            Specialty Packaging Products de Mexico, S.A.
               de C.V.                                      Mexico
          OI Medical Holdings, Inc.                         Delaware
            Anamed International, Inc.                      Nevada
               Owens-BriGam de Mexico                       Mexico
            Martell Medical Products, Inc.                  California
            Owens-BriGam Medical Company                    Delaware
            BriGam, Inc.                                    North Carolina
               BriGam Medical Inc.                          North Carolina
               BriGam Ventures, Inc.                        North Carolina
     Owens-Brockway Plastic Products, Inc.                  Delaware
        Owens-Illinois Specialty Products Puerto Rico, Inc. Delaware
        OI Regioplast STS Inc.                              Delaware
          Regioplast S.A. de C.V.                           Mexico


                                                  State/Country of Incorporation
Name                                                     or Organization
----                                              ------------------------------
        OI Australia Inc.                                   Delaware
          Continental PET Holdings Pty. Ltd.                Australia
          ACI America Holdings Inc.                         Delaware
            Continental PET Technologies Inc.               Delaware
               Continental PET Technologies
                 de Mexico, S.A. de C. V.                   Mexico
               Continental PET Technologies
                 Magyaoroszag Kft.                          Hungary
               Continental PET do Brasil Ltda.              Brazil
               Nova PET Ltda.                               Brazil
     Owens-Illinois Labels, Inc.                            Delaware
     OI Venezuela Plastic Products Inc.                     Delaware
        OI Plasticos de Venezuela C.A.                      Venezuela
   OI General FTS Inc.                                      Delaware
     OI Castalia STS Inc.                                   Delaware
     OI Levis Park STS Inc.                                 Delaware
     OI AID STS Inc.                                        Delaware
     Owens-Illinois General Inc.                            Delaware
        Owens Insurance, Ltd.                               Bermuda
        OI Holding Company, Inc.                            Ohio
        Owens-Illinois Foreign Sales Corp.                  Virgin Islands
        Harbor Capital Advisors, Inc.                       Delaware
          HCA Securities, Inc.                              Delaware
          Harbor Transfer, Inc.                             Delaware
        Universal Materials, Inc.                           Ohio
   Owens-Brockway Packaging, Inc.                           Delaware
     Owens-Brockway Glass Container, Inc.                   Delaware
        Brockway Realty Inc.                                Pennsylvania
        Brockway Research Inc.                              Delaware
        NHW Auburn LLC                                      Delaware
        OI Auburn Inc.                                      Delaware
        Seagate, Inc.                                       Ohio
        OIB Produvisa Inc.                                  Delaware
        OI Consol STS Inc.                                  Delaware
        OI California Containers Inc.                       California
        OI Puerto Rico STS Inc.                             Delaware
          Owens-Illinois de Puerto Rico                     Ohio
        OI  Eduador STS Inc.                                Delaware
          Cristaleria del Ecuador, S. A.                    Ecuador
        OI Peru STS Inc.                                    Delaware
          Vidrios Industriales S. A.                        Peru
            Compania Manufactura De Vidrio Del Peru         Peru


                                                  State/Country of Incorporation
Name                                                     or Organization
----                                              ------------------------------
        OI Poland, Inc.                                     Delaware
          Huta Szkla Jaroslaw S. A.                         Poland
          Huta Szkla Antoninek Sp.zo.o                      Poland
        OI Hungary Inc.                                     Delaware
          United Hungarian Glass Containers Kft.            Hungary
        OI Thailand Inc.                                    Delaware
          OI Pacific (Machinery and Distribution) Limited   Thailand
        OI International Holdings Inc.                      Delaware
          OI Global C.V.                                    Netherlands
            Owens-Illinois (Australia) Pty. Ltd.            Australia
                 ACI Packaging Services Pty . Ltd.          Australia
                    ACI Operations Pty. Ltd.                Australia
                    ACI Plastics Packaging (Thailand) Ltd.  Thailand
                 ACI International ltd.                     Australia
                    OI Andover Group Inc.                   Delaware
                      The Andover Group Inc.                Delaware
                    Breadalbane Shipping PTE Ltd.           Singapore
                    PT Kangar Consolidated Industries       Indonesia
                    ACI India LLC                           Delaware
                      Owens-Brockway (India) Limited        India
                    Owens-Illinois (NZ) Ltd.                New Zealand
                      ACI Operations New Zealand Ltd.       New Zealand
                    OI China LLC                            Delaware
                      Wuhan Owens Glass Container
                        Company Ltd.                        China
                    Owens-Illinois (HK) Ltd.                Hong Kong
                      ACI Guangdong Ltd.                    Hong Kong
                        ACI Guangdong Glass Company Ltd.    China
                      ACI Shanghai Ltd.                     Hong Kong
                        ACI Shanghai Glass Company Ltd.     China
                      ACI Tianjin Ltd.                      Hong Kong
                        ACI Tianjin Mould Company Ltd.      China
            OI European Group B.V.                          Netherlands
               OI Europe (Machinery and Distribution)
                 Limited                                    United Kingdom
               Closure & Packaging Services, Ltd.           Guernsey
                 Closure & Packaging Services (U.K.) Ltd.   United Kingdom
                 Closure & Packaging Services
                   (Antilles) N.V.                          Netherlands Antilles
                    Closure & Packaging
                      Services (Netherlands) B.V.           Netherlands
               UGG Holdings Ltd.                            United Kingdom
                 OI Overseas Management Company LLC         Delaware
                    United Glass Group Ltd.                 United Kingdom
                      United Glass, Limited                 United Kingdom


                                                  State/Country of Incorporation
Name                                                     or Organization
----                                              ------------------------------
               OI Glass Holdings B. V.                      Netherlands
                 Owens-Illinois International Management
                      & Trading Kft.                        Hungary
                    OI Finance Ltd.                         Ireland
                 OI Italia S.r.l.                           Italy
                    AVIR S.p.A.                             Italy
                      Avirunoin, a.s.                       Czech Republic
                      Sonator Investments B.V.              Netherlands
                         Vidrieria Rovira, S. A.            Spain
               Owens-Illinois International B. V.           Netherlands
                 PET Technologies Limited                   United Kingdom
                 Owensglass & Cia                           Venezuela
                    Centro Vidriero de Venezuela, C.A.      Venezuela
                    Manufacturera de Vidrios Planos, C.A.   Venezuela
                    OIV Holding, C.A.                       Venezuela
                      Owens-Illinois de Venezuela, C. A.    Venezuela
                         Fabrica de Vidrio Los Andes, C. A. Venezuela
                    Owens-Illinois Ventas, S. A.            Venezuela
                 Cristaleria Peldar, S.A.                   Colombia
                    Compania Nacional De Vidrios S.A.       Colombia
                    Cristar S.A.                            Colombia
                    Industria de Materias Primas Limitiada  Colombia
                 Sao Raimundo Administracao, Participacoes
                    e Representacoes, Limitada              Brazil
                    Companhia Industrial Sao Paulo e Rio    Brazil
                 OI Finnish Holdings Oy                     Finland
                    Ryttylan Muovi Oy                       Finland
                    Karhulan Lasi Oy                        Finland
                    A/S Jarvakandi Klaas                    Estonia
                 PET Technologies B. V.                     Netherlands